CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 30, 1996 relating to the financial statements of Grand Slam Licensing, Inc. and the reference to our firm under the caption "EXPERTS" in the Registration Statement.

				/s/ Winter, Scheifley & Associates, P.C.
				----------------------------------------------------
				Winter, Scheifley & Associates, P.C.
				Certified Public Accountants

November 20, 1996
Englewood, Colorado